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                                                                       EXHIBIT 5

                                February 24, 2000

Carter-Wallace, Inc.
1345 Avenue of the Americas
New York, New York  10105

Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed by Carter-Wallace, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers 4,500,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, to be issued and sold by the Company upon the exercise of options granted and awards made pursuant to the Company's 1996 Long-Term Incentive Plan (the "Plan").

         We have examined the originals or certified photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, subject to the assumption and qualifications stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, upon issuance of the Shares in accordance with the provisions of the Plan, the Shares will have been validly issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                Very truly yours,

                                WHITMAN BREED ABBOTT & MORGAN LLP